EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-30545) of Lam Research Corporation and in the related Prospectus and in the Registration Statements (Form S-8 Nos. 333-01011, 333-18115, 333-32981, 333-45265, 333-66833, 333-72751, 333-93115, 333-74500, 333-84638, 333-127936, 333-138545 and 333-156335) pertaining to the amended and restated 1996 Performance-Based Restricted Stock Plan, 1997 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Stock Option Plan, 2007 Stock Incentive Plan, and the Savings Plus Plan, 401(k) of Lam Research Corporation of our reports dated August 26, 2009, with respect to the consolidated financial statements and schedule of Lam Research Corporation and the effectiveness of internal control over financial reporting of Lam Research Corporation, included in this Annual Report (Form 10-K) for the year ended June 28, 2009.

/s/ ERNST & YOUNG LLP

San Jose, California

August 26, 2009